EXHIBIT 77(c)

LATTICE STRATEGIES TRUST

Lattice Strategies Trust (The Trust) the sole shareholder of Lattice Developed Markets (ex-US) Strategy ETF, Lattice Emerging Markets Strategy ETF, Lattice U.S. Equity Strategy ETF, and Lattice Global Small Cap Strategy ETF, approved by written consent, in lieu of a shareholder meeting the following:

Ratification of Actions by the Board of Trustees

WHEREAS, pursuant to Article 5 Section 1(g) of that certain Declaration of Trust (the Declaration of Trust), the Board of Trustees of the Trust (the Board) exercised the rights of shareholders prior to the issuance of shares of the Trust; and

WHEREAS, the sole shareholder of the Trust wishes to ratify and approve all such actions taken by the Board prior to the issuance of shares of the Trust, including without limitation the actions of the sole trustee of the Trust prior to the election of a full
Board.

NOW THEREFORE BE IT RESOLVED, that all
actions taken by the Board pursuant to the powers granted by Article 5 Section 1(g) of the Declaration of Trust be, and each of them hereby is, approved and ratified, in the name of, for and on behalf of the Trust.

Approval of Advisory Contract

WHEREAS, the Board has considered and approved, determining that it is in the best interest of the Trust and its shareholders, that certain Investment Advisory
Agreement (the Advisory Agreement) between
Lattice Strategies, LLC (the Advisor) and the Trust relating to the Advisors provision of investment advisory services as they relate to the series of the Trust (the Funds);

WHEREAS, the sole shareholder of the Trust wishes to approve the Trusts entry into the Advisory
Agreement and the Advisors provision of services thereunder with respect to the Funds;

WHEREAS, the Board has considered and approved, determining that it is in the best interest of the Trust and its shareholders, that certain Investment Sub-
Advisory Agreement (the Advisory Agreement) between the Advisor and Mellon Capital Management
Corporation (the Sub-Advisor) relating to the Sub-
Advisors provision of investment advisory services as they relate to the Funds; and

WHEREAS, the sole shareholder of the Trust wishes to approve the Advisors entry into the Sub-Advisory
Agreement and the Sub-Advisorys provision of services thereunder with respect to the Funds.

NOW THEREFORE BE IT RESOLVED, that the
engagement of the Advisor and its provision of services under the Advisory Agreement with respect to the Funds be, and each hereby is, approved, in the name of, for and on behalf of the Trust; and further

RESOLVED, that the engagement of the Sub-
Advisor and its provision of services under the Sub-
Advisory Agreement with respect to the Funds be, and each hereby is, approved, in the name of, for and on behalf of the Trust; and further

RESOLVED, that the Investment Advisory
Agreement by and between the Trust and Lattice
Strategies, LLC, as Advisor, on behalf of each Fund including the fee schedule set forth therein, be, and it hereby is, approved; and further

RESOLVED, that the Investment Sub-Advisory
Agreement by and between the Advisor and Trust and Mellon Capital Management Corporation, as Sub-
Advisor, for the benefit of the Funds, including the fee schedule set forth therein, be, and it hereby is, approved.

Approval of Distribution Contract

WHEREAS, the Board has considered and approved, determining that it is in the best interest of the Trust and its shareholders, that certain Distribution
Agreement (the Distribution Agreement) between
ALPS Distributors, Inc. (the Distributor) and the
Trust relating to the Distributors provision of distribution services as they relate to the Funds; and

WHEREAS, the sole shareholder of the Trust wishes to approve the Trusts entry into the Distribution
Agreement and the Distributors provision of services thereunder with respect to the Funds.

NOW THEREFORE BE IT RESOLVED, that the
engagement of the Distributor and its provision of services under the Distribution Agreement with respect to the Funds be, and each hereby is, approved, in the name of, for and on behalf of the Trust; and further

RESOLVED, that the Distribution Agreement by and between the Trust and ALPS Distributors, Inc., on behalf of each Fund including the fee schedule set forth therein, be, and it hereby is, approved.

Approval of Rule 12b-1 Distribution Plan

WHEREAS, the Board has considered and approved that certain Rule 12b-1 Distribution Plan of the Trust relating to the making of payments permissible under Rule 12b-1 to finance the distribution of Fund shares;
and

WHEREAS, the Board has not authorized the making of payments under the Rule 12b-1
Distribution Plan prior to subsequent Board action authorizing the implementation of such Rule 12b-1
Distribution Plan.

NOW THEREFORE BE IT RESOLVED, that the
Rule 12b-1 Distribution Plan of the Trust be, and it hereby is, approved and ratified, in the name of, for and on behalf of the Trust.

Election of Board Members

WHEREAS, the sole shareholder wishes to elect and ratify the appointment of Robin Beery, David Sung, Naozer Dadachanji and Theodore Lucas to the position of Trustee of the Trust; and

WHEREAS, the sole shareholder acknowledges that Robin Beery, David Sung and Naozer Dadachanji shall serve as disinterested Trustees of the Trust.

NOW THEREFORE BE IT RESOLVED,	that
the following be, and hereby are, elected as Trustees of the Trust:

       Independent Trustees:
       		Robin Beery
       		David Sung
       		Naozer Dadachanji

       	Interested Trustees:
       		Theodore Lucas


Authorization of General Powers

NOW THEREFORE BE IT RESOLVED, that the
Officers of the Trust be, and each of them hereby is, authorized to do or cause to be done all such other acts and things and to make, execute and deliver any and all of such documents in the name and on behalf of the Trust, as they, or any one of them, may deem necessary or desirable to carry out the intent or purpose of the foregoing resolutions.